                                                                    Exhibit 31.3

                        CERTIFICATIONS UNDER SECTION 906


         Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of OptiCare Health Systems, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

         The Annual Report for the year ended December 31, 2003 (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.




         Dated: March 30, 2004      /s/ Dean J. Yimoyines, M.D.
                                    ---------------------------
                                    Dean J. Yimoyines, M.D.
                                    Chairman of the Board and
                                    Chief Executive Officer
                                    (Principal Executive Officer)



         Dated: March 30, 2004      /s/ William A. Blaskiewicz
                                    --------------------------
                                    William A. Blaskiewicz
                                    Vice President and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.